FOX LAW OFFICES, P.A.
C/O 131 COURT STREET, #11
EXETER, NEW HAMPSHIRE, 03833
Telephone:  (603) 778-9910
Facsimile:  (603) 778-9911
*Admitted only in
Pennsylvania and Florida

September 10, 2010

Blue Spa Incorporated
26/F Building A, Times Plaza
2 Zongfu Road
Chengdu 610016
China

Re:  Blue Spa Incorporated

Gentlemen:

We hereby consent to the use of our opinion in the Registration Statement filed with the Securities and Exchange Commission in connection with the registration of the shares covered by that opinion, and to the reference to our firm under the heading “Experts” in such Registration Statement.

Yours truly,
FOX LAW OFFICES, P.A.

/s/ Richard C. Fox

By:  Richard C. Fox, Esq.